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                                                                  Exhibit 10.15

                             SECOND FINANCIAL COMMITMENT

     This Second Financial Commitment is made effective the 29th day of September, 1999 (the "Effective Date"), by Exeter Financial, LC, a Texas limited liability company ("Lender"), for the benefit of Rackspace, Ltd., a Texas limited partnership (the "Partnership").

     Lender advanced $1,050,000 (the "Initial Loan") to the Partnership pursuant to the commitment made under Credit Agreement dated December 29, 1998 between Lender and the Partnership (the "First Financial Commitment").

     Contemporaneously with the execution of this Agreement, Lender acknowledges to the Partnership that it will transfer and assign notes and instruments representing $ 1,050,000.00 principal and $32,531.51 of accrued interest of the Initial Loan to Trout, Ltd. (the "Assigned Debt"). In consideration for the Partnership's agreement herein and separate consideration made to its lender by Trout, Ltd. ("Trout") Lender has advanced and agrees to commit to advance additional funds to the Partnership in order to benefit both the Partnership and Trout, both of which share common owners with Lender.

     Now Therefore, for and in consideration of the mutual promises herein made, the parties agree and represent as follows:

     1. ASSIGNMENT OF CONVERTED DEBT AND AGREEMENT TO CONVERT DEBT TO EQUITY. Lender represents and warrants that it has, contemporaneously with the execution of this Agreement, assigned the notes and other instruments representing the Assigned Debt to Trout. The Partnership represents and warrants that simultaneously with the execution of this Agreement, it will accept the Assigned Debt as a capital contribution by Trout under the terms of the First Amendment to Agreement of Limited Partnership of Rackspace, Ltd., of even date herewith.

     2. FINANCIAL COMMITMENT. Lender agrees to advance the Partnership and upon the Partnerships request, in one or more advances on or before March 31, 2000, of up to $500,000.00, which amount includes $225,000.00 which has already been advanced by Lender so that an additional $275,000.00 is to be advanced after the date hereof. The amounts advanced shall be evidenced by promissory notes, each of which shall bear interest at a rate of 8% per annum (compounded annually and added to principal), and shall be secured by all of the assets of the Company. The note(s) shall not require any payments to be made at any time prior to January 1, 2002. From and after January 1, 2002, equal monthly payments of principal and interest shall be due on the first day of each month in an amount necessary to amortize the outstanding principal balance over the five year term of the note. The note shall mature on January 1, 2007.

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EXETER FINANCIAL, LC               RACKSPACE, LTD.

     By:/s/ Morris Miller          By:  MACROWEB, LC, its general partner
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     its: member                    By:/s/ Morris Miller
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                                   Its: member
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